BYLAWS

OF

OZ SAFEROOMS TECHNOLOGIES, INC.

ARTICLE I

STOCKHOLDERS

1. Section   Annual Meeting. The Annual Meeting of Stockholders of the Corporation shall be held at the registered office of the Corporation in the City of New Castle, State of Oklahoma, or at such other place within or without the State of Oklahoma, on the date and at the time fixed from time to time by the Board of Directors and stated in the notice of meeting, for the election of Directors and for the transaction of any other proper business that may come before the meeting.

2. Section   Special Meetings. Special Meetings of the Stockholders of the Corporation shall be called as provided in the Corporation's Certificate of Incorporation, as such Certificate may be amended from time to time.

3. Section   Notice of Meetings. Written notice of each meeting of the Stockholders, stating the place, date and hour thereof and, in the case of a Special Meeting, the purpose or purposes for which it is called, shall be delivered personally or mailed, not less then ten (10) nor more than sixty (60) days before the date of such meeting (or at such other time as may be required by statute), to each Stockholder of record entitled to vote at such meeting. If mailed, such notice is deemed given when deposited in the United States mail, postage prepaid, directed to each Stockholder at his or her address as it appears on the records of the Corporation.

4. Section   Waiver of Notice. Whenever notice is required to be given of any Annual or Special Meeting of the Stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any Annual or Special Meeting of the Stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the Stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

5. Section   Quorum. At any meeting of the Stockholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the Stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

6. Section   Adjournment. When any meeting of the Stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at such meeting.

1

7. Section   Voting. Each Stockholder shall be entitled to one vote for each share of capital stock of the Corporation held by such Stockholder. Voting shall be by written ballot unless otherwise provided in the Certificate of Incorporation, as such Certificate may be amended from time to time. Whenever any corporate action is to be taken by vote of the Stockholders, it shall, except as otherwise required by law or by the Certificate of Incorporation, be authorized by a plurality of the votes cast at a meeting of Stockholders at which a quorum is present by the holders of shares entitled to vote thereon.

8. Section   Record Date.

(a) The Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of Stockholders, nor more than sixty (60) days prior to any other action, as the record date for the purpose of determining the Stockholders entitled to notice of or to vote at any meeting of the Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

(b) If no record date is fixed:

(1) The record date for determining Stockholders entitled to notice of or to vote at a meeting of Stockholders shall be at the close of business on the day next preceding the day of notice, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(2) The record date for determining Stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

9. Section   Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

2

ARTICLE II.

DIRECTORS

10. Section   Number; Qualifications. The number of directors constituting the Board of Directors shall be such number as may be designated from time to time by the Board of Directors or as may be set forth in the Corporation's Certificate of Incorporation, as such Certificate may be amended from time to time. Directors need not be Stockholders of the Corporation.

11. Section   Term of Office. The term of office of each Director shall be as set forth in the Corporation's Certificate of Incorporation, as such Certificate may be amended from time to time.

12. Section   Meetings. A meeting of the Board of Directors shall be held for the election of Officers and for the transaction of such other business as may come before such meeting as soon as practicable after the Annual Meeting of the Stockholders. Other regular meetings of the Board of Directors may be held at such times and places as the Board of Directors of the Corporation may from time to time determine. Special Meetings of the Board of Directors may be called at any time by the Chief Executive Officer or by a majority of the Directors then in office. Meetings of the Board of Directors may be held within or without the State of Oklahoma as the Board of Directors may from time to time determine.

13. Section   Notice of Meetings; Waiver of Notice; Adjournment. No notice need be given of the first meeting of the Board of Directors after the Annual Meeting of Stockholders or of any other regular meeting of the Board of Directors. Notice of a Special Meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, by mail, by telegraph or facsimile (FAX), or by telephone to each Director at his or her address as such address appears on the books of the Corporation at least one (1) business day (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these Bylaws) before the date of such meeting. Whenever notice is required to be given under any provision of the General Corporation Law of the State of Oklahoma or of the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a Special Meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Directors, or members of a committee of Directors, need be specified in any written waiver of notice unless so required by the Certificate of Incorporation or these Bylaws. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

3

14. Section   Quorum; Voting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. The vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The Board of Directors may select one of its number to serve as Chairman of the Board.

15. Section   Participation by Telephone. Members of the Board of Directors, or any committee thereof, may participate in a meeting of the Board of Directors or such committee, as the case may be, by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

16. Section   Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

(a) Section   Committees. The Board of Directors, by resolution passed by a majority of the entire Board of Directors, may designate one or more committees, each committee to consist of one or more of the Directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed by the Officers on all papers which may require it, but no such committee shall have the power or authority in reference to  amending the Certificate of Incorporation;  adopting an agreement of merger or consolidation;  recommending to the Stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;  recommending to the Stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the Bylaws and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more Directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.

17. Section   Removal; Resignation. Any Director or the entire Board of Directors may be removed with cause by the holders of a majority of the shares of capital stock of the Corporation then entitled to vote at any election of Directors; provided, however, that if any inside director who is an officer of the Corporation at the time of his or her appointment is no longer serving in his or her position as an officer of the Corporation, such event shall be deemed cause for removal. Any Director may resign at any time, upon written notice to the Corporation.

18. Section   Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum or by a sole remaining Director. When one or more Directors shall resign from the Board of Directors, effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided above and in the Certificate of Incorporation. A Director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

4

19. Section   Compensation. The Board of Directors may fix the compensation of Directors.

ARTICLE III.

OFFICERS

20. Section   Election; Qualifications. At the first meeting of the Board of Directors and as soon as practicable after each Annual Meeting of Stockholders, the Board of Directors shall elect or appoint a President, one or more Vice Presidents, a Secretary, and a Treasurer, and may elect or appoint at such time or from time to time such additional Officers as it deems advisable. No Officer need be a Director of the Corporation. Any number of offices may be held by the same person, except that there shall always be two (2) persons who hold offices which entitle them to sign instruments and stock certificates.

21. Section   Term of Office; Vacancies. Each Officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

22. Section   Removal; Resignation. Any Officer may be removed from office at any time with or without cause by vote of a majority of the Board of Directors. Any Officer may resign his or her office at any time upon written notice to the Corporation.

23. Section   Powers and Duties of President. Unless the Board of Directors has appointed a Chairman, the President shall (i) be the Chief Executive Officer of the Corporation and shall have general charge and supervision of its business, affairs, administration and operations, (ii) from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require, (iii) preside at all meetings of the Stockholders and the Board of Directors and (iv) have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. If a Chairman has been appointed, the President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, and shall, in the absence of the Chairman, perform the duties and exercise the powers of the Chairman.

24. Section   Powers and Duties of Vice Presidents. Each Vice President shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

5

25. Section   Powers and Duties of the Secretary. The Secretary shall record and keep the minutes of all meetings of the Stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal for the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

26. Section   Powers and Duties of the Treasurer. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any Director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

27. Section   Powers and Duties of Assistant Secretary and Assistant Treasurer. The Assistant Secretary and Assistant Treasurer (or in the event there be more than one Assistant Secretary or Assistant Treasurer, in the order of their seniority, designation or election) shall, in the absence or disability of the Secretary or Treasurer, respectively, perform the duties and exercise the powers of the Secretary or Treasurer and shall perform such other duties as the President or the Board of Directors shall prescribe.

28. Section   Delegation. In the event of the absence of any Officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any Officer to any other Officer or Officers or to any Director or Directors.

ARTICLE IV.

STOCK

The shares of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe, signed by the President or Vice President and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary. Any or all of the signatures on the certificates may be a facsimile.

ARTICLE V.

EXECUTION OF DOCUMENTS

All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such Officer or Officers as the Board of Directors may from time to time designate. In the absence of such designation the signature of the President shall suffice.

6

ARTICLE VI.

SEAL

The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal," the year of its organization, and the word "Oklahoma."

ARTICLE VII.

FISCAL YEAR

The fiscal year of the Corporation shall begin and end on such days as the Board of Directors shall from time to time determine.

ARTICLE VIII.

INDEMNIFICATION

The Corporation shall indemnify all Directors, Officers, employees, or agents to the full extent as provided in the Corporation's Certificate of Incorporation, as such Certificate may be amended from time to time.

ARTICLE IX.

AMENDMENT OF BYLAWS

These Bylaws may be amended or repealed, and any new Bylaws may be adopted, by the Stockholders entitled to vote or by the Board of Directors.

These By-Laws were adopted by the Board of Directors on October 14, 2010

/s/ Andrew J. Zagorski

Andrew J. Zagorski

7